UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 20, 2008
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Ident. No.)
incorporation)

1500 Market Street, Philadelphia, Pennsylvania		19102

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (215) 557-4630
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 21, 2008, Sovereign Bancorp, Inc. (the “Company”) issued a press release announcing the appointment of Kirk W. Walters, as the Company’s Chief Financial Officer, effective March 3, 2008; and announcing the mutually agreed resignation of Mark R. McCollom as Chief Financial Officer of the Company, effective March 3, 2008 and Mr. McCollom’s termination of employment, without cause, effective May 30, 2008.
The press release, attached as Exhibit 99.1 hereto, is incorporated herein by reference.
On February 20, 2008, the Company entered into a Separation Agreement with Mr. McCollom (the “Separation Agreement”), dated February 20, 2008.
On February 20, 2008, the Company and Mr. Walters entered into an employment agreement effective March 3, 2008 (the “Employment Agreement”).
McCollom Separation Agreement
Under the Separation Agreement, Mr. McCollom will receive (i) a cash payment of approximately $2.1 million due under his May 20, 2005 Employment Agreement, as amended on May 30, 2006, and November 9, 2007 (the “McCollom Employment Agreement”), filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K for November 9, 2007, and incorporated herein by reference, (ii) continuation, for 36 months, of life, disability and medical insurance, also due under the McCollom Employment Agreement, (iii) $450,000 for a non-solicitation agreement, whereby Mr. McCollom agrees not to solicit or hire any employees of Sovereign, or any subsidiary, for a one-year period following his termination on May 30, 2008, (iv) $12,500 a month for 12 months (for a total of $150,000) as compensation for consulting services to be provide by Mr. McCollom to the Company, and (v) $225,500 as payment for the 2008 supplemental short-term incentive award.
The Separation Agreement provides that Mr. McCollom will receive a payment equal to the value of 35,055 shares of the Company’s common stock, which amount shall be paid on May 28, 2010, or if earlier, the date on which a Change in Control (as defined in the McCollom Employment Agreement) occurs. The value of such payment shall be determined by multiplying 35,055 by the closing price of a share of the Company’s common stock on the business day immediately preceding such payment. In addition, to the extent any vested stock options expire after the maximum allowable exercise period pursuant to the applicable SBI equity plan, with an exercise price greater than $11 and the Fair Market Value (as determined under the applicable SBI equity plan) of the underlying stock on the last day of such maximum allowable exercise period, Mr. McCollom shall receive a lump sum cash payment, equal to the difference, if any, of the Fair Market Value of the underlying stock on the earlier of: (i) the original expiration date of such stock option, (ii) the closing date of a Change in Control (as such term is defined in Treas. Reg. § 1.409A-3(i)(5)), or (iii) May 30, 2010, and the exercise price such stock option.
Under the Separation Agreement, the Company agrees to waive the otherwise applicable lapse provisions of Mr. McCollom’s outstanding and vested stock options (subject to the terms of the applicable plan under which such options were granted) and permit their exercise until a date which is the earlier of the expiration of the term of such stock options or the latest date permitted under the applicable plan.
Mr. McCollom is also entitled under the terms of the Company’s 2007 Deferred Compensation Plan (and the Bonus Recognition and Retention Program appendix thereof) to his earned and vested account balances which will be paid in accordance with the terms of such plan.
A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Separation Agreement is qualified in its entirety by reference to Exhibit 10.1.
Walters Employment Agreement
The Employment Agreement has an initial term of two years and, unless terminated as set forth therein, is automatically extended annually to provide a new term of two years.
The Employment Agreement provides for an annual base salary of $500,000, which the Board of Directors may increase from time to time. In addition, the Employment Agreement provides, among other things, a right to participate in bonus and executive benefit plans, a right to receive insurance, vacation, retirement, temporary housing, a relocation allowance and other fringe benefits, automobile and parking allowances and club dues and business-related expenses.
In the event Mr. Walters’ employment terminates without Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement) following a Change in Control (as defined in the Employment Agreement), he becomes entitled to severance benefits under the agreement. In such event, he will receive a lump sum amount equal to two times the sum of (i) his highest base salary as of the date of termination and the preceding two calendar years, and (ii) the greater of the target bonus in the year of termination or his highest bonus for the preceding three calendar years. He will also continue to receive, for two years, all health and medical benefits in effect during the two calendar years preceding termination of employment.
In the event Mr. Walters’ employment is terminated without Cause prior to a Change in Control, he will receive the greater of (i) continued payments of current base salary through the end of the remaining term of the agreement or two years, whichever is longer, or (ii) a lump sum severance payment equal to the severance payment under the Company’s or Sovereign Bank’s Severance Pay Plan. He will also continue to receive, for the greater of two years or the remaining term of the agreement, all health and medical benefits in effect during the two calendar years preceding termination of employment.
In the event severance payments and benefits under the agreement, when added to all other benefits in the nature of “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), would cause the excise tax provisions of Code Section 4999 to apply, Mr. Walters is entitled to receive such additional amounts as are necessary to neutralize the effect on him of the imposition of such tax and related incremental income and other taxes.
Upon Mr. Walters’ termination of employment during the term of the agreement, he is subject to an agreement not to solicit employees for a period of 12 months thereafter.

In light of Mr. Walters’ appointment as Chief Financial Officer of the Company, the Company also awarded Mr. Walters $200,000 of restricted stock under the Sovereign Bancorp, Inc. 2004 Broad-Based Stock Incentive Plan (the “Plan”). The number of shares granted will be determined by dividing the value of the award by the closing price of the Company’s stock on the fifth business of the month following Mr. Walters’ start date. The restricted stock award will vest twenty percent (20%) per year for five years on the anniversary of award. The grant is subject to the terms and provisions of the Plan.
A copy of the Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Employment Agreement is qualified in its entirety by reference to Exhibit 10.2.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits. The following exhibits are furnished herewith:
10.1	Separation Agreement, dated February 20, 2008, between Sovereign Bancorp, Inc. and Mark R. McCollom

10.2	Employment Agreement, dated February 20, 2008, effective March 3, 2008, between Sovereign Bancorp, Inc. and Kirk W. Walters

99.1	Press release, dated February 21, 2008, of Sovereign Bancorp, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: February 21, 2008	/s/ Thomas J. McAuliffe
Thomas J. McAuliffe
Executive Vice President and Director of Human Resources

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement, dated February 20, 2008, between Sovereign Bancorp, Inc. and Mark R. McCollom

10.2	Employment Agreement, dated February 20, 2008, effective March 3, 2008, between Sovereign Bancorp, Inc. and Kirk W. Walters

99.1	Press release, dated February 21, 2008, of Sovereign Bancorp, Inc.